Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Accredited Mortgage Loan Trust
2004-2, Asset-Backed Notes, Series 2004-2 as reflected in the security position listing as of December 31,
2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
FHL/RETAIN
342,200,000
100%
155 Parkrun Drive
Mail Stop 5DN
McLean, VA 22102

A-2
The Bank of New York
203,110,000
59%
One Wall Street
New York, NY 10286

JP Morgan Chase Bank NA
49,380,000
14%
14201 Dallas Parkway
Dallas, TX 75254

SSB&T Co.
70,635,000
20%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171